UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

COLONY CREDIT REAL ESTATE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 Notice of Annual Meeting of

Stockholders and Proxy Statement

To the Stockholders of Colony Credit Real Estate, Inc.:

It is our pleasure to invite you to the 2019 Annual Meeting of Stockholders of Colony Credit Real Estate, Inc., a Maryland corporation. The annual meeting will be held at Bank of America Conference Center, 114 West 47th Street, 1st Floor, New York, New York 10036, on Thursday, May 2, 2019, beginning at 8:30 a.m., Eastern Time.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2018.

Details of the business expected to come before the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy materials.

Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy materials provide you with details on how to authorize a proxy by these methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

RICHARD B. SALTZMAN	KEVIN P. TRAENKLE
Chairman	Chief Executive Officer & President

March 27, 2019

New York, New York

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Thursday, May 2, 2019

8:30 a.m., Eastern Time

To be held at: Bank of America Conference Center, 114 West 47th Street, 1st Floor, New York, New York 10036

TO THE STOCKHOLDERS OF COLONY CREDIT REAL ESTATE, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Colony Credit Real Estate, Inc., a Maryland corporation, or the Company, will be held on Thursday, May 2, 2019, at the above time and address to consider and vote upon the following proposals:

1.

Election of Directors: Elect seven directors nominated by the Company’s Board of Directors, each to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.	Advisory Vote on the Frequency of the Vote on Executive Compensation: To recommend (on a non-binding basis) the frequency of the advisory vote on the compensation of our named executive officers;

3.

Ratification of Appointment of Independent Registered Public Accounting Firm: Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	Other Business: Transact any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

RECORD DATE

You can vote if you are a stockholder of record at the close of business on March 19, 2019.

PROXY VOTING

Stockholders as of the Record Date are invited to attend the 2019 annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

By Order of the Board of Directors,

DAVID A. PALAMÉ

General Counsel and Secretary

March 27, 2019

New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on

Thursday, May 2, 2019.

This proxy statement and our 2018 Annual Report are available at:

http://ir.clncredit.com/events-and-presentations/events or

http://www.astproxyportal.com/ast/CLNC

PROXY SUMMARY	1

ABOUT THE MEETING (FAQs)	3

COMPANY OVERVIEW	6

PROPOSAL NO. 1: Election Of Directors	9

BOARD OF DIRECTORS	10

EXECUTIVE OFFICERS	14

CORPORATE GOVERNANCE	15

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES	19

DIRECTOR COMPENSATION	22

EXECUTIVE COMPENSATION	24

COMPENSATION DISCUSSION AND ANALYSIS	24

EQUITY-BASED COMPENSATION	25

COMPENSATION COMMITTEE REPORT	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

PROPOSAL NO. 2: Advisory Vote on the Frequency of the Vote on Executive Compensation	32

PROPOSAL NO. 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm	33

AUDIT COMMITTEE REPORT	34

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

OTHER MATTERS	42

Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean Colony Credit Real Estate, Inc., a Maryland corporation. References to our “Manager” refer to CLNC Manager, LLC, a subsidiary of Colony Capital, Inc., a Maryland corporation.

2019 ANNUAL MEETING

•	Date and Time: Thursday, May 2, 2019, at 8:30 a.m., Eastern Time
•	Place: Bank of America Conference Center, 114 West 47th Street, 1st Floor, New York, New York 10036
•

Voting: Only holders of record of the Company’s Class A common stock, $0.01 par value per share (the “common stock”), as of the close of business on March 19, 2019 (the “Record Date”) will be entitled to notice and to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment thereof. Each share of common stock entitles its holder to one vote.

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 9

2	To recommend (on a non-binding basis) the frequency of the advisory vote on the compensation of our named executive officers	EVERY YEAR	Page 32
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR	Page 33

Stockholders will also consider and vote upon any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof.

BOARD NOMINEES

The following table summarizes information about the seven candidates who have been nominated by our Board of Directors (our “Board”) for election to our Board at the Annual Meeting. In 2018, our Board met on 9 occasions. All directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during fiscal year 2018.

NAME	AGE(1)	DIRECTOR SINCE	INDEPENDENCE STATUS	OCCUPATION	COMMITTEE MEMBERSHIPS
					AC	CC	NCG

Richard B. Saltzman	62	2017	No(2)	Non-Executive Chairman of the Board	—	—	—

Catherine D. Rice(3)	59	2018	Yes	Private Investor; Former Senior Managing Director of W.P. Carey	M	M	M

Vernon B. Schwartz	68	2018	Yes	Private Investor; Former Executive Vice President iStar	M	C	M

Darren J. Tangen	48	2018	No	President of Colony Capital, Inc.	—	—	—

Kevin P. Traenkle	48	2018	No	Chief Executive Officer & President of the Company	—	—	—

John E. Westerfield	60	2018	Yes	Chief Executive Officer of Mitsui Fudosan America, Inc.	M	M	C

Winston W. Wilson	51	2018	Yes	Private Practice; Adjunct Professor – Pace University	C, E	M	M

(1)	As of March 18, 2019.

Proxy Summary

(2)

Independence is determined by our Board in accordance with the applicable New York Stock Exchange listing standards and under applicable rules of the SEC. Mr. Saltzman is not an executive or employee the Company or our Manager. Mr. Saltzman is not independent because of his recent prior employment by affiliates of our Manager, which ended in November 2018.

(3)	Lead Independent Director of the Company.

AC Audit Committee CC Compensation Committee NCG Nominating and Corporate Governance Committee

C Committee Chair M Committee Member E Audit Committee Financial Expert

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY

We have provided four different methods for you to vote or authorize a proxy to vote your shares. Please see “About the Meeting (FAQs)” beginning on the next page for further information.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with American Stock Transfer & Trust Company)	Street Name Holders (Shares held through Broker, Bank or Other Nominee)

BY INTERNET USING A COMPUTER	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.

BY TELEPHONE	In the United States call: In foreign countries call:	1-800-proxies 1-718-921-8500	Refer to voting instruction form.
BY MAIL	Sign, date and return by mail:	Completed proxy card.	Refer to voting instruction form.

IN PERSON	For instructions on attending the Annual Meeting in person, please see the next page.

About the Meeting (FAQs)

ABOUT THE MEETING (FAQs)

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our Annual Meeting, to be held at 8:30 a.m., Eastern Time, on Thursday, May 2, 2019 at the offices of Bank of America Conference Center, 114 West 47th Street, 1st Floor, New York, New York 10036, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Colony Credit Real Estate, Inc. on behalf of our Board. This Proxy Statement, the enclosed proxy card and our 2018 annual report to stockholders (“Annual Report”) are first being mailed to stockholders on or about March 27, 2019.

Who is entitled to vote at the annual meeting?

Only holders of record of our Class A common stock, $0.01 par value (“common stock”) at the close of business on March 19, 2019, the Record Date for the Annual Meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock constitutes the only classes of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Holders of our common stock vote together on all proposals for consideration at the annual meeting. Each holder of our common stock outstanding on the Record Date is entitled to one vote per share on each proposal to be voted on.

Who can attend the annual meeting?

All holders of our common stock at the close of business on March 19, 2019, the Record Date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, your shares are held through a bank, broker, trustee or other nominee), you will need to bring a copy of a recent bank or brokerage statement evidencing your ownership of our common stock as of the Record Date.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of votes considered to be present and entitled to vote at the meeting for purposes of determining whether a quorum exists. Under applicable New York Stock Exchange (“NYSE”) rules (the exchange on which shares of our common stock are traded), brokers holding shares of our common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.”

Broker non-votes may arise in the context of voting for the election of directors and on the advisory vote regarding “say-on-pay frequency” described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors and on the “say-on-pay frequency” proposal. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.

The ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is a matter considered routine under applicable NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

About the Meeting (FAQs)

As of the Record Date, there were 128,513,280 shares of our common stock outstanding.

How do I vote shares that are held in my name?

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you may vote by any of the following means:

•	Internet: You may vote by internet by visiting the applicable voting website and following the on-screen instructions.
•	Telephone: You may vote by telephone by calling 1-800-proxies in the United States and +1 (718) 921-8500 in foreign countries.
•	Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.
•	In Person at the Annual Meeting: You may vote by attending the meeting and voting in person

How do I vote my shares that are held by my broker?

If your shares are held by a bank, broker, trustee or other nominee, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements and will be included in the voter instruction form.

How are votes counted?

Proxies submitted properly by one of the methods discussed above and not subsequently revoked, will be voted as directed by you. If your properly signed proxy does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” each nominee for director, (2) “EVERY YEAR” on the advisory vote recommending the frequency of the advisory vote on the compensation of our named executive officers, (3) “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and (4) as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in such proxy holder’s own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with David A. Palamé, our General Counsel and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: David A. Palamé, General Counsel and Secretary, Colony Credit Real Estate, Inc., 590 Madison Ave., 34th Floor, New York, New York 10022.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $10,000, plus out-of-pocket expenses, to assist in the solicitation of proxies.

How many votes are required to approve the proposals?

The affirmative vote of a majority of the total votes cast for and against such nominee at a meeting duly called and at which a quorum is present is required for the election of a director, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the election of a director must exceed the number of shares that are cast and are voted “against” the election of a director. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall tender his or her resignation within three (3) days after certification of the results, in accordance with the Company’s written corporate governance guidelines. For purposes of the election of directors, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

About the Meeting (FAQs)

The affirmative vote of a majority of the votes cast is required for approval, on an advisory basis, of the frequency of holding the say-on-pay vote in the future. Because stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. In the event no option receives a majority of the votes cast, the option receiving the most votes cast on the proposal will be deemed the preferred option of stockholders. For purposes of the vote on this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the resolution must exceed the number of shares that are cast and are voted “against” the resolution. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	Proposal 1: FOR the election of directors each of the nominees specified in this proxy statement;
•	Proposal 2: EVERY YEAR on the non-binding advisory vote on the frequency of the advisory vote on compensation for our named executive officers; and
•	Proposal 3: FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2019.

Company Overview

COMPANY OVERVIEW

OUR BUSINESS

Colony Credit Real Estate, Inc. is a commercial real estate (“CRE”) credit real estate investment trust (“REIT”) focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. The Company is focused on consistently providing attractive risk-adjusted returns to our stockholders primarily through cash distributions and the preservation of invested capital, and secondarily through capital appreciation. As of December 31, 2018, our portfolio consisted of 160 investments representing approximately $8.4 billion in book value (excluding cash, cash equivalents and certain other assets). For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

The Company is externally managed by CLNC Manager, LLC (the “Manager”), a subsidiary of Colony Capital, Inc. (“Colony Capital”), a NYSE-listed global real estate and investment management firm. The real estate credit markets continually evolve, and we believe the 27-year track record of Colony Capital and its affiliates of successfully investing across the real estate capital structure uniquely positions the Company to produce attractive returns across a variety of market conditions and economic cycles. Colony Capital has a highly experienced management team of diverse backgrounds with a demonstrated track record of success at asset managers and investment firms, private investment funds, investment banks and other financial service companies, which provides an enhanced perspective for managing our portfolio. Kevin P. Traenkle, a 25-year veteran of Colony Capital, serves as our Chief Executive Officer and President, and Neale W. Redington, a 10-year veteran of Colony Capital, serves as our Chief Financial Officer and Treasurer. In addition, supporting our business, David A. Palamé, a 12-year veteran of Colony Capital, serves as our General Counsel and Secretary.

The Company conducts all of its activities and holds substantially all of its assets and liabilities through Credit RE Operating Company, LLC (the “Operating Partnership”), a Delaware limited liability company. As of December 31, 2018, the Company owned 97.6% of the Operating Partnership, as its sole managing member. The remaining 2.4% is owned by an affiliate of the Company as non-controlling interests.

The Company intends to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2018. We are organized and conduct our operations to qualify as a REIT and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT (although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries). We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

Our principal executive offices are located at 515 S. Flower St., 44th Floor, Los Angeles, CA 90071. Our telephone number is 1-310-282-8820, and our website address is www.clncredit.com.

OUR INVESTMENT STRATEGY

Our objective is to generate consistent and attractive risk-adjusted returns to our stockholders. We seek to achieve this objective primarily through cash distributions and the preservation of invested capital and secondarily through capital appreciation. We believe our diversified investment strategy across the CRE capital stack provides flexibility through economic cycles to achieve attractive risk-adjusted returns. This approach is driven by a disciplined investment strategy, focused on:

•	capitalizing on asset level underwriting experience and market analytics to identify investments with pricing dislocations and attractive risk-return profiles;
•

originating and structuring CRE senior mortgage loans, mezzanine loans and preferred equity with attractive return profiles relative to the underlying value and financial operating performance of the real estate collateral, given the strength and quality of the sponsorship;

•

identifying appropriate CRE debt securities investments based on the performance of the underlying real estate assets, the impact of such performance on the credit return profile of the investments and our expected return on the investments;

•

identifying net leased real estate investments based on property location and purpose, tenant credit quality, market lease rates and potential appreciation of, and alternative uses for, the real estate;

Company Overview

•	creating capital appreciation opportunities through active asset management and equity participation opportunities; and
•

structuring transactions with a prudent amount of leverage, if any, given the risk of the underlying asset’s cash flows, attempting to match the structure and duration of the financing with the underlying asset’s cash flows, including through the use of hedges, as appropriate.

The period for which we intend to hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability, among other factors. We generally expect to hold debt investments until the stated maturity and equity investments in accordance with each investment’s proposed business plan. We may sell all or a partial ownership interest in an investment before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

For 2019, we have adopted a portfolio rationalization strategy to divest certain inherited investments, which include non-core assets and investments that have experienced recent credit events and are meaningfully low- or no-yielding. Specifically, we combed through the portfolio and identified assets where rationalization and redeployment will lead to accretive, higher yielding returns on equity. The strategy also identified refinancing opportunities, which will take advantage of the current credit markets and create additional investable capital in our portfolio.

Our investment strategy is dynamic and flexible, enabling us to adapt to shifts in economic, real estate and capital market conditions and to exploit market inefficiencies. We may expand or change our investment strategy or target assets over time in response to opportunities available in different economic and capital market conditions. This flexibility in our investment strategy allows us to employ a customized, solutions-oriented approach, which we believe is attractive to borrowers and tenants. We believe that our diverse portfolio, our ability to originate, acquire and manage our target assets and the flexibility of our investment strategy positions us to capitalize on market inefficiencies and generate attractive long-term risk-adjusted returns for our stockholders through a variety of market conditions and economic cycles.

As of December 31, 2018, our portfolio consisted of the following investments (dollars in thousands):

Asset	Count	Book value	Noncontrolling interest(1)	Book value at our share(2)

Senior mortgage loans(3)(4)	50	$2,026,394	$7,449	$2,018,945

Mezzanine loans(3)(5)	18	437,789	161	437,628

Preferred equity(3)(6)	8	298,500	—	298,500

CMBS(7)	53	371,227	—	371,227

Mortgage loans held in securitization trusts(7)	—	2,973,936	—	2,973,936

Owned real estate-Net lease(8)	12	1,301,314	34,490	1,266,824

Owned real estate-Other(8)(9)	13	792,444	108,127	684,317

Private equity interests	6	160,851	—	160,851

Total	160	$8,362,455	$150,227	$8,212,228

(1)	Noncontrolling interest represent interests in assets held by third party partners.
(2)	Book value at our share represents the proportionate book value based on our ownership by asset; book values at our share for securitization assets are net of the accounting impact from consolidation.
(3)	Senior mortgage loans, mezzanine loans, and preferred equity include investments in joint ventures whose underlying investment is in a loan or preferred equity.
(4)

Senior mortgage loans include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile.

Company Overview

(5)	Mezzanine loans include other subordinated loans.
(6)	Preferred equity balances include $57.1 million of book value at our share attributable to related equity participation interests.
(7)

Mortgage loans held in securitization trusts includes $3.1 billion of book value assets in three securitization trusts in which we own the controlling class of securities and therefore consolidate. The consolidated liabilities related to these consolidated assets are $3.0 billion. The difference between the carrying values of the mortgage loans held in securitization trusts and the carrying value of the mortgage obligations issued by the securitization trusts was $143.0 million as of December 31, 2018 and approximates the fair value of our underlying investments in the subordinate tranches of the securitization trusts.

(8)	Owned real estate - Net lease and Owned real estate - Other include deferred leasing costs and intangible assets.
(9)	Owned real estate - Other consists of multi-tenant office, multifamily residential and hotel assets.

CORPORATE GOVERNANCE STRUCTURE AND HIGHLIGHTS

At the closing of the Mergers (as described in “Certain Relationships and Related Transactions” below), the Company adopted the following corporate governance features. The Board and management believe that having these additional stockholder-focused corporate governance elements has the opportunity to enhance the Company’s business and value to stockholders.

1.        Majority Independent Directors with Extensive Real Estate and Board Governance Experience; Non-Executive Chairman. Our Board includes seven directors, four of which are independent, who are each highly respected and recognized leaders in commercial real estate and related industries. All of our NYSE-required Board committees consist solely of independent directors. In addition, the Chairman of the Company’s Board is not an executive or employee of the Company or our Manager.

2.        No Classified Board. All of the Company’s directors stand for election annually.

3.        Majority Voting Standard for Election of Directors. In uncontested elections, our Board will be elected by majority vote, with incumbent directors who are not re-elected being required to submit a resignation. A plurality voting standard will apply to contested elections.

4.        Anti-Hedging Policy. The Company adopted a robust policy on inside information and insider trading, to which all “covered persons” (as defined therein), including all directors and executive officers of the Company, are subject. In part, this policy strictly prohibits, at all times, the trading in call or put options involving the Company’s securities and other derivative securities; engaging in short sales of the Company’s securities; holding the Company’s securities in a margin account; and, except in limited circumstances, pledging the Company’s stock to secure margin or other loans.

5.        Board Leadership. The roles of Chairman and Chief Executive Officer are separate. The Chairman of the Company’s Board is not an executive or employee of the Company or the Company’s Manager.

6.        Independent Director Meetings. Independent Directors meet regularly in executive session (separate from management).

7.        Outside Advisor Guidance. The Board and each committee have express authority to retain outside advisors.

8.        Compensation Review. Independent directors conduct an annual review of the CEO, Manager and Company performance.

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and interact with stockholders through numerous engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing effort to increase stockholder value.

Our Investor Relations department is the contact point for stockholder interaction with the Company. For questions concerning Investor Relations, please call +1-310-829-5400 or e-mail us from the Contact Us/Email Alerts page of the “Shareholders” section available on our website at www.clncredit.com.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

Proposal No. 1: Election of Directors

PROPOSAL NO. 1: Election Of Directors

Our Board currently consists of seven members. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has unanimously recommended that the following seven persons be elected to serve on our Board, each until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified: Catherine D. Rice, Richard B. Saltzman, Vernon B. Schwartz, Darren J. Tangen, Kevin P. Traenkle, John E. Westerfield and Winston W. Wilson. All of the nominees are current directors of the Company.

Our Board has affirmatively determined that the following four director nominees are “independent” directors under the rules of the NYSE and under applicable rules of the U.S. Securities and Exchange Commission (the “SEC”): Catherine D. Rice, Vernon B. Schwartz, John E. Westerfield and Winston W. Wilson.

Our Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.

Vote Required and Recommendation

The affirmative vote of a majority of the total votes cast for and against each nominee for director at the meeting is required for the election of such nominee as a director. For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs) – How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Board of Directors

BOARD OF DIRECTORS

The following sets forth certain information concerning our Board. The director nominees and executives listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been nominated to stand for re-election in part because of his or her ability and willingness to evaluate and support the implementation our strategies. The Nominating and Corporate Governance Committee recommended each director nominee to serve on the Board until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified

The information below includes each director nominee’s name, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

NAME	AGE(1)

Richard B. Saltzman (Non-Executive Chairman)	62

Catherine D. Rice (Lead Independent Director)	59

Vernon B. Schwartz	68

Darren J. Tangen	48

Kevin P. Traenkle	48

John E. Westerfield	60

Winston W. Wilson	51

(1)	As of March 18, 2019

Richard B. Saltzman. Richard B. Saltzman is the Chairman of the Board. Most recently, Mr. Saltzman served as the President and Chief Executive Officer and a member of the board of directors of Colony Capital up until November 2018.

Prior to joining the Colony business in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments, concluding that chapter in his career as Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking and had responsibility for Merrill Lynch’s Global Leveraged Finance business. Mr. Saltzman was also responsible for various real estate-related principal investments, including the Zell/Merrill Lynch series of funds, which acquired more than $3.0 billion of CRE assets and where he was a member of the investment committee.

Mr. Saltzman also serves on the board of directors of Kimco Realty Corporation (NYSE: KIM) and is Chairman of the Board of Trustees of NorthStar Realty Europe Corp. (NYSE: NRE). Previously, he also served on the Board of Trustees of Colony Starwood Homes (NYSE: SFR) from January 2016 to June 2017. He was also a member of the Board of Governors of NAREIT, on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute, Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate and a past Chairman of the Real Estate Capital Policy Advisory Committee of the National Realty Committee.

Mr. Saltzman received his Bachelor of Arts from Swarthmore College in 1977 and a Master of Science in Industrial Administration from Carnegie Mellon University in 1979.

Consideration for Mr. Saltzman’s Recommendation: Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, as well as his current and past service on the boards of real estate investment trusts and other real estate-based organizations, provides a valuable perspective to our Board in developing, leading and overseeing our business. Mr. Saltzman’s expertise and experience qualify him to serve as a director and our Chairman.

Catherine D. Rice. Catherine D. Rice is a director of the Company. Ms. Rice has served as a director of Store Capital Corporation, a New York Stock Exchange publicly listed company (NYSE: STOR), since November 2017. Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies.

From June 2015 to February 2016, Ms. Rice was Senior Managing Director of W.P. Carey Inc. (“W.P. Carey”), a New York Stock Exchange publicly listed company (NYSE: WPC), one of the largest public global net-lease REITs. Prior to that role,

Board of Directors

from March 2013 to June 2015, Ms. Rice was Managing Director and Chief Financial Officer of W.P. Carey. While at W.P. Carey, Ms. Rice completed a comprehensive reorganization of the finance, accounting, and IT functions as well as the development of the investor relations and capital markets areas to facilitate the company’s growth plan. She was responsible for financial strategy, public capital-raising initiatives and company-wide strategic evaluation, and was also a member of the operating and investment committees.

Prior to joining W.P. Carey, Ms. Rice was a partner and a Managing Director at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund. Prior to that, Ms. Rice was the Chief Financial Officer of iStar Inc. (“iStar”) (NYSE: STAR), a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations.

Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions.

Ms. Rice received a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration from Columbia University.

Consideration for Ms. Rice’s Recommendation: Ms. Rice’s extensive real estate and capital markets experience, her recent leadership as a chief financial officer of real estate and finance focused publicly listed companies, as well as her current and past service on the boards of real estate investment trusts and other real estate-based organizations, highlights her value to continue serving as a director (and lead non-management director) of the Company.

Vernon B. Schwartz. Vernon B. Schwartz is a director of the Company. Mr. Schwartz was an independent director of NorthStar Real Estate Income Trust, Inc. and a member of its Audit Committee, positions he held between March 2016 and January 2018. Mr. Schwartz served as Executive Vice President at iStar from 2005 to February 2017, where he was responsible for managing a portfolio of real estate investments, including iStar’s condominium portfolio and its European assets. He has also served as President of AutoStar, iStar’s platform focused on the auto dealership market.

Mr. Schwartz has been active in real estate investment and development for almost 30 years. Previously, Mr. Schwartz was a founding partner and Chief Executive Officer of Falcon Financial, the predecessor of AutoStar before it was acquired by iStar in 2005. Prior to forming Falcon Financial, Mr. Schwartz was the Chief Executive Officer of Soros Real Estate Advisors, the advisor to Quantum Realty Partners, an offshore real estate investment fund sponsored by George Soros and Paul Reichmann. Mr. Schwartz previously served as Chairman, President and Chief Executive Officer of Catellus Development Corporation, the largest private landowner in the state of California, and also held executive positions at both Bank of Montreal and The Hahn Company, a developer, owner and operator of regional shopping centers.

Mr. Schwartz has a Bachelor of Commerce degree in Economics and a Master of Business Administration from the University of the Witwatersrand in Johannesburg, South Africa.

Consideration for Mr. Schwartz’s Recommendation: Mr. Schwartz’s strengths include his knowledge of the real estate investment and finance industries, including his extensive experience in real estate development and portfolio management, both domestically and internationally. With prior executive experience for real estate related companies and board service for a predecessor of the Company, Mr. Schwartz is recommended to serve as an independent director of the Company.

Darren J. Tangen. Darren J. Tangen is a director of the Company. Mr. Tangen is the President of Colony Capital. Since 2002, Mr. Tangen has held various senior investment related roles at Colony Capital and its predecessors, including Executive Director, and Executive Vice President and Chief Financial Officer. Mr. Tangen was one of the key executives (Chief Financial Officer and Chief Operating Officer) responsible for Colony Financial, Inc., having taken the company public in 2009 and leading it through its successful combination with Colony Capital, LLC in 2015.

Prior to joining the Colony Capital business in 2002, Mr. Tangen held positions at Credit Suisse and Colliers International (NASDAQ: CIGI).

Mr. Tangen received his Bachelor of Commerce from McGill University and his Master of Business Administration in Finance and Real Estate at The Wharton School, University of Pennsylvania where he was recognized as a Palmer Scholar.

Board of Directors

Consideration for Mr. Tangen’s Recommendation: Mr. Tangen’s leadership as a president, chief operating officer and chief financial officer of publicly listed real estate related finance companies, including diversified mortgage and credit real estate investment trusts, his extensive capital markets and real estate investment experience, and substantial knowledge of financial and accounting matters, qualify him to serve as a director of the Company.

Kevin P. Traenkle. Kevin P. Traenkle serves as Chief Executive Officer of the Company. In addition, Mr. Traenkle is the Executive Vice President and Chief Investment Officer of Colony Capital. In his roles at Colony Capital and its predecessors, he has been involved in many facets of the businesses, including business strategy, product development, global client relations, oversight of individual investment and divestment decisions, as well as portfolio construction and risk management.

Prior to rejoining the Colony Capital business in 2002, Mr. Traenkle worked for a private equity investment firm, where, among other responsibilities, he focused on the firm’s real estate-related investment and management activities. Prior to originally joining Colony Capital in 1993, Mr. Traenkle worked in the municipal finance department for the investment bank First Albany Corporation in Albany, New York.

Mr. Traenkle received a Bachelor of Science in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

Consideration for Mr. Traenkle’s Recommendation: Mr. Traenkle’s leadership as Chief Investment Officer of the commercial real estate investment activities of Colony Capital, with specific focus debt and credit investments for the Company, his oversight of an extensive and global network of investment and asset management professionals, and his successful track record therein, together contribute greatly to his value as a director of the Company.

John E. Westerfield. John E. Westerfield is a director of the Company. Mr. Westerfield serves as Chief Executive Officer of Mitsui Fudosan America, Inc. (“MFA”) and is a member of MFA’s board of directors. MFA is the U.S. subsidiary of Mitsui Fudosan Group, a publicly listed real estate company in Japan. Mr. Westerfield was appointed Chief Executive Officer of MFA in April 2015 after serving as Senior Advisor to MFA’s board of directors from 2012 to 2015.

Mr. Westerfield spent the majority of his career as a managing director at Morgan Stanley, having joined the firm in 1985 upon graduation from business school. At Morgan Stanley, Mr. Westerfield worked in numerous roles in investment banking, fixed income and investment management, all with a specialization in commercial real estate finance and investment. In his last role at Morgan Stanley, Mr. Westerfield had responsibility for the firm’s global commercial mortgage finance business. Upon retirement from Morgan Stanley in June 2008, Mr. Westerfield formed and managed Braddock Capital Management LLC, a private company which invested in REITs and commercial real estate related assets, including various office, industrial, multi-family rental and condominium development projects, primarily in the New York area.

Mr. Westerfield received a Master of Business Administration from Harvard Business School in 1985 and a Bachelor of Arts in Government from Dartmouth College in 1981.

Consideration for Mr. Westerfield’s Recommendation: Mr. Westerfield’s extensive knowledge of commercial real estate finance and investment, continuing leadership as a chief executive officer of a prominent U.S. focused real estate investment business, and expertise in strategic business planning and investment strategy, highlight attributes qualifying him to serve as an independent director of the Company.

Winston W. Wilson. Winston W. Wilson is a director of the Company. Mr. Wilson was an independent director of NorthStar Real Estate Income II, Inc. and the chairman and financial expert of its Audit Committee, positions he held between April 2013 and January 2018. Mr. Wilson has also served as a director of NorthStar/RXR New York Metro Real Estate, Inc. and as the chairman and financial expert of its audit committee between February 2015 and October 2018.

Prior to becoming a board member, Mr. Wilson most recently worked for Grant Thornton’s New York office, from August 2008 until December 2012 as Partner in Charge and Financial Services Industry Leader, and from August 2011 until December 2012 as National Asset Management Sector Leader. Mr. Wilson has over 28 years of experience with financial services companies including, among others, mortgage and equity REITs, broker-dealers, mutual funds and registered investment advisors. Prior to joining Grant Thornton, Mr. Wilson worked for PricewaterhouseCoopers LLP, Credit Suisse First Boston and Brown Brothers Harriman & Co. Mr. Wilson is a certified public accountant in the states of New York, New Jersey and Pennsylvania. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs. Mr. Wilson was also previously a member of the American Institute of Certified Public Accountants (AICPA) Investment Company Expert Panel as well as a member of the Strategic Partners Advisory Committee for Managed Funds Associations.

Board of Directors

Mr. Wilson has a Master of Business Administration in Finance and Marketing from New York University’s Stern School of Business in New York, New York and a Master of Science in Economics and a Bachelor of Science in Accounting from Brooklyn College in Brooklyn, New York. Mr. Wilson also has a doctorate degree in management from Pace University, New York, where he is also an adjunct professor.

Consideration for Mr. Wilson’s Recommendation: Mr. Wilson’s expertise in finance and accounting service, through years of service for leading accounting firms in addition to board and audit committee representation for public filing commercial real estate investment companies, highlight his leading qualifications to serve as a director of the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Executive Officers

EXECUTIVE OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers are appointed annually by our Board.

NAME	AGE(1)	POSITION

Kevin P. Traenkle	48	Chief Executive Officer and President

Neale W. Redington	52	Chief Financial Officer and Treasurer

David A. Palamé	41	General Counsel and Secretary

(1)	As of March 18, 2019

Kevin P. Traenkle. Mr. Traenkle’s biographical information is set forth above under the caption “Board of Directors”.

Neale W. Redington. Neale W. Redington serves as Chief Financial Officer and Treasurer of the Company. Mr. Redington previously served as the Chief Accounting Officer of the Company between January 2018 and November 2018. In addition, Mr. Redington serves as Managing Director and the Chief Accounting Officer of Colony Capital, where he is responsible for financial accounting and reporting for firm-sponsored investments and related affiliates and subsidiaries of Colony Capital.

Prior to joining the Colony Capital business in 2008, Mr. Redington was an audit partner in the real estate and hospitality practice of Deloitte & Touche LLP. During his twenty years with Deloitte, Mr. Redington worked in both London and Los Angeles.

Mr. Redington, a Certified Public Accountant (license inactive) and a Chartered Accountant in England & Wales, received a Bachelor of Commerce in Accounting degree with Honors from the University of Birmingham in England.

David A. Palamé. David Palamé is General Counsel and Secretary at the Company. Mr. Palamé is responsible for legal, regulatory and compliance activities and other support for the Company’s business.

In addition, Mr. Palamé serves as Managing Director, Deputy General Counsel of Colony Capital, where he is responsible for global legal, private capital formation, investment allocation and support for the Colony Capital business. Prior to joining the Colony Capital business in 2007, Mr. Palamé was an associate with the law firm of Sullivan & Cromwell LLP and previously served as a law clerk to the Honorable William J. Rea, United States District Court for the Central District of California at Los Angeles.

Mr. Palamé received a Bachelor of Arts degree from the State University of New York at Buffalo and a Juris Doctor degree from the University of Pennsylvania Law School, where he served on the board of officers of the University of Pennsylvania Law Review.

Corporate Governance

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES, CODES OF ETHICS AND COMMITTEE CHARTERS

We are committed to strong corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our corporate governance effectiveness. Our Board maintains charters for all Board committees. These guidelines, codes and our committee charters are available on our website at www.clncredit.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022.

Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our officers and directors and the employees, officers and directors of our Manager (and Colony Capital) who provide services to us. We seek to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those related to doing business outside the United States. Our Code of Business Conduct and Ethics is designed to avoid situations in which personal interests conflict, or have the appearance of conflicting, with those of the Company. Among other things, our Code of Business Conduct and Ethics prohibits our directors, executive officers and employees and employees and officers of our Manager, among other persons (“covered persons”) from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel or Chief Executive Officer. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial and accounting officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by the Audit Committee or another committee of the Board of Directors comprised solely of independent directors or a majority of independent directors. We will disclose on our website any amendments to our Corporate Governance Guidelines, Codes of Ethics or committee charters or waivers from our Codes of Ethics applicable to any of our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

DIRECTOR INDEPENDENCE

Of our seven directors being nominated for re-election by our Board, our Board has affirmatively determined that Ms. Rice and Messrs. Schwartz, Westerfield and Wilson are independent under the NYSE rules and under applicable rules of the SEC. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

BOARD LEADERSHIP STRUCTURE

Our Board believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs.

After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is to maintain separate the roles of Chairman and Chief Executive Officer. Currently, Mr. Saltzman serves as our Non-Executive Chairman and Mr. Traenkle serves as our Chief Executive Officer and President. With Mr. Saltzman as our Non-Executive Chairman, we are able to benefit from his experience, knowledge, leadership and vision. Our Board believes that having Mr. Traenkle as Chief Executive Officer, with extensive commercial real estate industry knowledge and relationships, currently

Corporate Governance

best serves the interests of the Company. Our Board periodically evaluates the Company’s leadership structure and will periodically evaluate the Chairman and Chief Executive Officer positions, including determining whether the separate roles continue to serve the best interests of the Company.

To promote the independence of our Board and appropriate oversight of management, the independent directors select annually a Lead Independent Director, currently Ms. Rice, to facilitate free and open discussion and communication among the independent directors of our Board and management. The Lead Independent Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Independent Director or any of our other independent directors. In 2018, our independent directors met nine times in executive session without management present following Board and/or committee meetings and met outside of regularly scheduled Board and committee meetings on certain occasions. If applicable, our Lead Independent Director will discuss issues that arise during those meetings with our Chairman and Chief Executive Officer. Our Lead Independent Director also discusses Board meeting agendas with our Chairman and Secretary and may request the inclusion of additional agenda items for meetings of our Board.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk, risk ratings and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks. Our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board and/or committee meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

Our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to financial reporting risk assessment and risk management.

In addition, the Compensation Committee shall also ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

VOTING STANDARD FOR ELECTION OF DIRECTORS

Our bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our corporate governance guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. In any contested election of directors, directors will be elected by a plurality of votes cast at a meeting of stockholders.

DIRECTORS OFFER OF RESIGNATION POLICY

Our Corporate Governance Guidelines provide that, whenever a member of the Board (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company or (ii) violates the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to the members of the Board

Corporate Governance

from time to time, he or she shall offer his or her resignation to the Nominating and Corporate Governance Committee. The director shall be expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard.

DIRECTOR NOMINATION PROCEDURES

The Board has adopted the charter of the Nominating and Corporate Governance Committee to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must have the highest personal and professional integrity, a demonstrated exceptional ability and judgment and an ability to be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time:

•	diversity, age, background, skill and experience;
•	personal qualities, high ethical standards and characteristics, accomplishments, and reputation in the business community;
•	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
•	knowledge and expertise in various areas deemed appropriate by the Board; and
•	fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board and (c) stockholders of the Company. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

COMMUNICATIONS WITH OUR BOARD

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Independent Director, any member or all members of our Board by writing to any of them at c/o General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). The Lead Independent Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS

Pursuant to our Audit Committee’s charter, our Audit Committee must review reports and disclosures of related party transactions and consider any potential conflicts of interest involving our executive officers or any member of our Board. The Audit Committee must review and consider for approval any related party transaction between us and any executive officer or director. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that

Corporate Governance

are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.

To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Business Conduct and Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.

See “Certain Relationships and Related Transactions” for a description of our related party and certain other transactions.

POLICY ON HEDGING AND PLEDGING OF COMPANY SECURITIES

Pursuant to our Policy on Inside Information and Insider Trading, our directors and employees, including our named executive officers, are prohibited from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account and (iv) pledging our securities to secure margins or other loans, subject to limited exceptions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, Except for a late Form 3 filing made December 3, 2018 in connection with our chief accounting officer’s appointment on November 9, 2018, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2018 by Section 16(a) of the Exchange Act were timely made.

Information about Our Board of Directors and its Committees

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board met on nine (9) occasions, where all directors attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during fiscal year 2018.

Pursuant to our Corporate Governance Guidelines, members of our Board are expected to attend our annual meetings of stockholders.

Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.clncredit.com under the heading “Shareholders—Corporate Governance” or by writing to the General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022 to request a copy, without charge. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE listing standards and Section 10A-3 under the Securities Exchange Act of 1934, as amended.

The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

INDEPENDENT DIRECTOR

Catherine D. Rice(1)	M	M	M

Vernon B. Schwartz	M	C	M

John E. Westerfield	M	M	C

Winston W. Wilson	C, E	M	M

NUMBER OF MEETINGS HELD IN 2018	5	6	4

C        Committee Chair            M        Committee Member            E        Audit Committee Financial Expert

(1)	Lead Independent Director

AUDIT COMMITTEE

The principal purpose of the Audit Committee is to assist the Board in the oversight of:

•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements and our ethics program;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function; and
•	the Company’s overall risk profile and risk management practices.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that Winston W. Wilson is an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about Mr. Wilson’s experience, see “Board of Directors” above.

Information about Our Board of Directors and its Committees

During 2018, the Audit Committee met five (5) times, including telephonic meetings, and each member of such Audit Committee attended at least 75% of the aggregate number of such meetings.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend to the full Board qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;
•	develop and recommend to the Board corporate governance guidelines and implement and monitor such guidelines;
•	review and make recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommend to the Board nominees for each committee of the Board;
•

annually facilitate the assessment of the Board’s performance as a whole and of individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	oversee the Board’s evaluation of management.

During 2018, the Nominating and Corporate Governance Committee met four (4) times, including telephonic meetings, and each member of such Nominating and Corporate Governance Committee attended at least 75% of the aggregate number of such meetings.

COMPENSATION COMMITTEE

The principal purposes of the Compensation Committee are to:

•	oversee the Manager and the management fees and other compensation payable to the Manager;
•

review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the compensation of our Chief Executive Officer based on such evaluation;

•	review and approve the compensation, if any, of all of our executive officers, including our “named executive officers”;
•	implement and administer our incentive compensation equity-based remuneration plans, including the Colony Credit Real Estate, Inc. 2018 Equity Incentive Plan (the “CLNC Incentive Plan”);
•	oversee and assist management in preparing the compensation disclosure and analysis for inclusion in our proxy statement and/or annual report;
•	prepare and submit a report on executive compensation to be included in our proxy statement and/or annual report; and
•	review, evaluate and recommend changes, if appropriate, to the compensation for directors.

In addition, the Compensation Committee shall also ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee shall consider the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to the independence of advisors and consultants. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.

During 2018, the Compensation Committee met six (6) times, including telephonic meetings, and each member of such Compensation Committee attended at least 75% of the aggregate number of such meetings.

Information about Our Board of Directors and its Committees

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the following directors, all of whom are independent directors, served on our Compensation Committee: Ms. Rice and Messrs. Schwartz, Westerfield and Wilson. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

DIRECTOR COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill level required by us of members of our Board and competitive pay practice data. The Compensation Committee discusses its recommendations with the Company’s Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. In 2018, the Nominating and Corporate Governance Committee engaged FPL Associates as compensation consultant to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation.

NON-EXECUTIVE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Effective February 2018, the Board adopted a “Non-Executive Independent Director Compensation Policy” that provides that each non-executive director of the Board receives an annual base fee for his or her services of $180,000, with $80,000 payable in cash in quarterly installments in conjunction with quarterly meetings of the Board and $100,000 payable in the form of an annual award of restricted shares of Class A common stock, which will vest in full on the one-year anniversary of the date of grant (anticipated to occur shortly after each annual election of directors), subject to the director’s continued service on the Board. In addition, in 2018, the chairs of each of the Audit, Compensation, and Nominating and Corporate Governance Committees receives an additional annual cash retainer of $20,000, $15,000 and $15,000, respectively, and the Lead Independent Director receives an additional annual cash retainer of $20,000.

With respect to the period between the consummation of the Company’s merger on February 1, 2018 and the Annual Meeting, each director receives a ratable allocation of compensation based on the annual cash and equity based compensation to be paid in accordance with the Non-Executive Non-Employee Director Compensation Policy summarized above, with such stock grant vesting May 3, 2019. The Company also reimburses each of the directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

From and after Mr. Saltzman’s resignation as an employee of Colony Capital on November 6, 2018, the Compensation Committee approved the Company compensating Mr. Saltzman as a non-executive, non-employee director in accordance with the foregoing policy. Mr. Saltzman did not receive compensation for his services as a director prior to his resignation.

Messrs. Tangen and Traenkle did not receive compensation for their services as directors during 2018.

DIRECTOR COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

The following information details the compensation received during 2018 as non-employee directors of the Company.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Richard B. Saltzman(3)	$12,000	$-	$12,000
Catherine D. Rice	91,667	120,567	212,234
Vernon B. Schwartz	87,083	120,567	207,650
John E. Westerfield	87,083	120,567	207,650
Winston W. Wilson	91,667	120,567	212,234

(1)

Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors in 2018. The grant date fair value of awards granted to our non-management directors was determined based on the closing price of our common stock on the grant date. As of December 31, 2018, the stock awards identified herein by Messrs. Schwartz, Westerfield and Wilson remain subject to vesting on May 3, 2019.

Director Compensation

(2)

In accordance with the Non-Executive Non-Employee Director Compensation Policy, each director received a ratable allocation of compensation based on the annual cash and equity based compensation paid beginning February 1, 2018. As of December 31, 2018, each non-employee director owned 6,218 unvested shares of restricted common stock.

(3)

As an employee of Colony Capital during 2018, Mr. Saltzman did not receive any cash fees or equity awards for his service on our Board. Mr. Saltzman earned pro-rated cash consideration from and after his resignation as an employee of Colony Capital on November 6, 2018. The Company granted an equity award of 79,368 shares of Class A common stock on March 15, 2018 to Mr. Saltzman for services provided to our Manager at the time Mr. Saltzman was an employee of Colony Capital. For 2019, the Compensation Committee has approved compensating Mr. Saltzman in accordance with the Non-Executive Non-Employee Director Compensation Policy.

Executive Compensation

EXECUTIVE COMPENSATION

Until the end of fiscal year 2018, we were an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are only required at this time to submit an advisory (non-binding) vote for “say-on-pay frequency”, included as Proposal No. 2 in this Proxy Statement. Given that 2019 will be the first full year of operations, the Company will hold its initial required advisory (non-binding) vote for “say-on-pay” at the 2020 annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

We have no employees and are externally managed by our Manager pursuant to a management agreement (the “Management Agreement”). All of our named executive officers are employees of our Manager or one or more of its affiliates and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement.

Because the Management Agreement with the Manager provides that the Manager is responsible for managing the affairs of the Company, we do not pay, award or provide our executive officers any cash compensation or benefits, and we have no compensation agreements with our executive officers. Additionally, we do not determine the form and amount of compensation and benefits awarded by our Manager or its affiliates to our executive officers for their services to us. Instead, our Manager or its affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. Our Manager or its affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Instead, the Company pays the Manager management fees and reimbursement amounts, as described below under “Certain Relationships and Related Transactions—Management Agreement with our Manager”.

Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) our Manager pays to its personnel serving as our Chief Financial Officer based on the percentage of such officer’s time spent on our affairs. Our Chief Financial Officer receives no pension or retirement benefits or nonqualified deferred compensation in connection with his service to us, and there are no severance arrangements to make cash payments to our Chief Financial Officer upon his termination or in the event of our change in control.

Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation and benefits awarded to personnel of our Manager and its affiliates who serve as our named executive officers other than that for our Chief Financial Officer. In addition, the Management Agreement does not require that any of our named executive officers dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees we pay to our Manager to be allocated to our named executive officers. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity, noting these individuals also provide investment management and other services to Colony Capital and other investment vehicles that are sponsored, managed or advised by affiliates thereof.

Colony Capital’s compensation philosophy is to seek to align the interests of its professionals (including our executive officers) with those of its investors and investors in the vehicles that it manages, including us. In setting compensation for its professionals, Colony Capital takes into consideration various factors in determining the total compensation payable to its professionals including the type, scope and level of responsibility of the professional on behalf of Colony Capital, the Company, and other managed affiliates, as applicable. Colony Capital evaluates market conditions and individual contributions made by the professional. With regard to the compensation that was paid by Colony Capital to our named executive officers, Colony Capital also evaluated contributions to Company performance during 2018, including the consummation of the Mergers, deployment of capital in new investments, portfolio management and asset rationalization activities, and overall efforts to strengthen our balance sheet and maintain focused risk management activities.

In setting compensation for its professionals, including our named executive officers, Colony Capital did not take into account the amount of the management fee we pay to our Manager. For the fiscal year ended December 31, 2018, we incurred a total management fee expense of $43.2 million. We did not pay any incentive compensation fees to our Manager during the fiscal year ended December 31, 2018. For the year ended December 31, 2018, the total reimbursements of expenses incurred by the Manager on behalf of the Company and reimbursable in accordance with the Management Agreement was $10.4 million.

Executive Compensation

Of the reimbursement amount, $0.7 million represented our aggregate reimbursement for the salary and other compensation/benefits earned by each of the individuals serving in the capacity of Chief Financial Officer in 2018.

Our named executive officers for 2018 were Kevin P. Traenkle, our Chief Executive Officer and President; Neale W. Redington, our Chief Financial Officer and Treasurer; David A. Palamé, our General Counsel and Secretary; and Sujan S. Patel, our former Chief Financial Officer and Treasurer. On November 9, 2018, Mr. Patel resigned from his positions with the Company, and Mr. Redington succeeded Mr. Patel in these capacities.

EQUITY-BASED COMPENSATION

We have adopted an incentive plan, the CLNC Incentive Plan, under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. These awards are designed to align the interests of such individuals with those of our stockholders and to provide incentive to eligible persons (including at our Manager and its affiliates) to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company.

Our Compensation Committee may, from time to time, grant our named executive officers and Manager (and/or employees of its affiliates) equity-based awards, including stock options, restricted shares of our common stock, RSUs, stock appreciation rights and other equity-based awards that are exercisable for or settle in shares of our common stock. These awards are designed to align the interests of our named executive officers and such other recipients with those of our stockholders, by allowing each to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers and other personnel to the Company. The Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer, the Manager and outside compensation consultant in determining the appropriate size of the equity award for each executive officer, the Manager (and/or employees of its affiliates), as applicable. These recommendations take into account the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each executive officer or other persons and the desire to continue to align the interests of each recipient with our stockholders.

In 2018, our named executive officers were granted restricted common stock awards in the following amounts: 58,689 shares of restricted common stock to Mr. Traenkle, 12,508 shares of restricted common stock to Mr. Redington, 12,809 shares of restricted common stock to Mr. Palamé and 34,737 shares of restricted common stock to Mr. Patel. These restricted stock awards generally vest in three substantially equal installments on each of the first three anniversaries of the grant date. In connection with his separation from the Company on November 9, 2018, Mr. Patel’s stock awards, all of which remained unvested as of the date of his departure, were forfeited.

Executive Compensation

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

The following table sets forth the compensation for each of our named executive officers. No named executive officer earned any form of compensation from the Company prior to February 1, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin P. Traenkle
Chief Executive Officer and President	2018	—	—	1,137,980	—	—	—	—	1,137,980
Neale W. Redington(2)
Chief Financial Officer and Treasurer	2018	16,794	—	242,530	—	35,469	—	809	308,736
David A. Palamé
General Counsel and Secretary	2018	—	—	248,367	—	—	—	—	248,367
Sujan S. Patel(3)
Former Chief Financial Officer and Treasurer	2018	373,314	262,738	673,550	—	—	—	55,047	1,401,123

(1)

Represents the aggregate grant date fair value of awards of restricted shares of Common Stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Each grant date fair value is calculated using the closing price of our common stock on the date of grant as reported by the NYSE.

(2)

Mr. Redington is an employee of an affiliate of our Manager and is not paid compensation by us. Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent amounts we reimbursed to the Manager, which is the compensation expense, including annual base salary and bonus, that was allocable to the Company under the Management Agreement based on the percentage of time Mr. Redington spent managing our affairs in 2018 in his capacity as our Chief Financial Officer following his appointment on November 9, 2018.

(3)

Mr. Patel was an employee of an affiliate of our Manager and was not paid compensation by us. Amounts in the “Salary,” “Bonus” and “All Other Compensation” columns represent amounts we reimbursed to the Manager, which is the compensation expense, including annual base salary and bonus, that was allocable to the Company under the Management Agreement based on the percentage of time Mr. Patel spent managing our affairs in 2018 in his capacity as our former Chief Financial Officer. The amount in “All Other Compensation” column includes our allocable share of expenses in the amount of $30,026 associated with taxes and $25,021 in respect of Company-paid healthcare benefits. Mr. Patel ceased serving as our Chief Financial Officer and Treasurer on November 9, 2018 and was succeeded by Mr. Redington. In connection with his separation from the Company on November 9, 2018, Mr. Patel’s stock awards, all of which remained unvested as of the date of his departure, were forfeited.

GRANTS OF PLAN-BASED AWARDS DURING CALENDAR YEAR ENDED DECEMBER 31, 2018

The following table provides information regarding plan-based awards granted to the Company’s named executive officers during the calendar year ended December 31, 2018.

Name	Grant Date	All Other Stock Awards; Number of Shares or Stock or Units (#)(1)	Grant Date Fair Value of Stock or Unit Awards ($)

Kevin P. Traenkle	3/15/2018	58,689	1,137,980

Neale W. Redington	3/15/2018	12,508	242,530

David A. Palamé	3/15/2018	12,809	248,367

Sujan S. Patel(2)	3/15/2018	34,737	673,550

(1)	The restricted common stock received pursuant to this award generally vest in three substantially equal installments on each of the first three anniversaries of the grant date.
(2)	In connection with his separation from the Company on November 9, 2018, Mr. Patel’s stock awards, all of which remained unvested as of the date of his departure, were forfeited.

Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2018.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kevin P. Traenkle	3/15/2018	58,689	926,699	—	—

Neale W. Redington	3/15/2018	12,508	197,501	—	—

David A. Palamé	3/15/2018	12,809	202,254	—	—

Sujan S. Patel(3)	3/15/2018	—	—	—	—

(1)

Represents the restricted stock grants that had not vested as of December 31, 2018. These restricted stock grants generally vest in three substantially equal installments on each of the first three anniversaries of the grant date. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change of Control”.

(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2018, the last trading day of the fiscal year.
(3)	In connection with his separation from the Company on November 9, 2018, Mr. Patel’s equity awards, all of which remained unvested as of the date of his departure, were forfeited.

STOCK VESTED IN CALENDAR YEAR ENDED DECEMBER 31, 2018

With respect to each named executive officer of the Company, there occurred no vesting of stock awards during the calendar year ended December 31, 2018.

POTENTIAL	PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon a named executive officer’s termination of employment other than for death or “disability” (as defined in the CLNC Incentive Plan), vesting generally ceases for such person’s restricted stock awards that have not vested. Upon a named executive officer’s death or disability, any of such person’s unvested restricted stock awards will immediately vest.

Upon a “change in control” (as defined in the CLNC Incentive Plan) in which all or a portion of the restricted stock awards and other awards, in each case, with the exception of any “performance award” (as defined in the CLNC Incentive Plan) are not being assumed or continued, all restricted stock shall be deemed to have fully vested effective immediately prior to the occurrence of a change in control. Upon the occurrence of a “change in control” (as defined in the CLNC Incentive Plan) in which certain outstanding awards are being assumed or continued, those awards shall continue in the manner and under the same terms and conditions provided under the CLNC Incentive Plan and applicable award agreement in the event of any change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of such awards, or for the substitution of such awards for new cash-denominated awards of equivalent economic value or common stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, profits interests, and other equity-based awards relating to the stock or other equity interest of a successor entity or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units and option and stock appreciation rights exercise prices.

Our named executive officers are not entitled to any additional severance payments or benefits upon termination of employment or a change in control of the Company.

As of December 31, 2018, the cash value of benefits each named executive officer would receive upon death, disability or a change in control in which the awards are not being assumed or continued are set forth above in the table of Outstanding Equity Awards at December 31, 2018.

Executive Compensation

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information relating to securities remaining available for future issuance under the CLNC Incentive Plan as of the fiscal year ended December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders
CLNC Incentive Plan	—	—	3,073,158(1)

Total	—	—	3,073,158

(1)

Represents shares of our Class A common stock remaining available for issuance as of December 31, 2018, pursuant to the CLNC Incentive Plan (without giving effect to additional shares that may be granted in accordance with the CLNC Incentive Plan subsequent to December 31, 2018 or become available upon the future expiration, forfeiture, or cancellation of any outstanding awards).

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee:

Vernon B. Schwartz, Chairperson

Catherine D. Rice

John E. Westerfield

Winston W. Wilson

The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 18, 2019, the number and percentage of shares of our common stock and limited liability company units of our Operating Partnership (“OP Units”) beneficially owned by:

•	each director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our Class A common stock:

	Common Share Equivalents(2)			Class A Common Stock
Name and Address of Beneficial Owner(1)	Number		Percentage	Percentage(2)
5% Stockholders
Colony Capital, Inc.	47,936,489	(3)	36.43%	34.91%
The Vanguard Group	7,252,455	(4)	5.51%	5.64%
Directors, Director Nominees and Executive Officers:
Richard B. Saltzman	37,129		*	*
Catherine D. Rice	6,218		*	*
Vernon Schwartz	12,431		*	*
John E. Westerfield	6,218		*	*
Winston W. Wilson	13,184		*	*
Darren J. Tangen	65,759		*	*
Kevin P. Traenkle	152,877		*	*
Neale W. Redington	45,086		*	*
David A. Palamé	34,395		*	*
Sujan S. Patel	0			*
All directors and executive officers as a group	373,297		*	*

*	Less than one percent.

(1)	The address of each of the directors and executive officers is c/o Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, NY 10022.

(2)

The percentages are based on (i) 131,588,903 common share equivalents (comprised of 128,513,280 shares of our Class A common stock outstanding (including restricted shares), and 3,075,623 OP Units convertible to Class A common stock not otherwise held by the Company), and (ii) 128,513,280 shares of our Class A common stock outstanding (including restricted shares), respectively, as of March 18, 2019. Colony Capital, Inc. (“Colony”) owns all issued and outstanding 3,075,623 OP Units.

(3)

Based on information provided in Schedule 13D filed on December 13, 2018 by Colony, Colony Capital Operating Company, LLC, NRF Holdco, LLC and NRF RED REIT Corp. According to Schedule 13D, Colony beneficially owns 47,936,489 shares (including 3,075,623 shares of the common stock issuable upon conversion of 3,075,623 OP Units) and has shared voting power and share dispositive power with respect to such shares. Based on the information provided in the Schedule 13D filed on December 13, 2018, Colony Capital Operating Company, LLC beneficially owns 47,936,489 shares and has shared voting power and shared dispositive power with respect to such shares. Based on the Schedule 13D, NRF Holdco, LLC beneficially owns 3,537,045 shares and has shared voting power and shared dispositive power with respect to such shares. Based on the Schedule 13D NRF RED REIT Corp. beneficially owns 3,075,623 shares and has shared voting power and shared dispositive power with respect to such shares. The address of Colony is 515 S. Flower St. 44th Floor, Los Angeles, CA 90071.

Security Ownership of Certain Beneficial Owners and Management

(4)

Based on information provided in Schedule 13G filed on February 11, 2019 by The Vanguard Group (“Vanguard”). According to Schedule 13G, Vanguard beneficially owns 7,252,455 shares and has sole voting power with respect to 81,471 of such shares, shared voting power with respect to 5, 597 of such shares, sole dispositive power over 7,172,665 of such shares and shared dispositive power over 79,790 of such shares; Vanguard Fiduciary Trust Company (“VFTC”) beneficially owns 74,193 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. (“VIA”) beneficially owns 12,875 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

Proposal No. 2: Advisory Vote on the Frequency of the Vote on Executive Compensation

PROPOSAL NO. 2:	Advisory Vote on the Frequency of the Vote on Executive Compensation

We are seeking an advisory vote on the frequency with which say-on-pay votes should be held in the future. This advisory vote is commonly referred to as “say-on-pay frequency.” Stockholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every year;
•	Every two years;
•	Every three years; or
•	Abstain from voting on this proposal.

The Board has determined that holding a say-on-pay vote every year is the most appropriate recommendation for the Company. In recommending an annual advisory vote on executive compensation beginning in 2020, the Board considered that an annual vote will allow our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year, which will allow us to take action, if appropriate, on a real-time basis. Additionally, an annual say-on-pay vote will further our general policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on the Company, and the Board may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast is required for approval, on an advisory basis, of the frequency of holding the say-on-pay vote in the future. Because stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. In the event no option receives a majority of the votes cast, the option receiving the most votes cast on the proposal will be deemed the preferred option of stockholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs) - How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT “EVERY YEAR” ON THE ADVISORY VOTE RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Proposal No. 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm

PROPOSAL NO. 3:	Ratification of Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of EY will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Even if the appointment of EY as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of EY is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs) - How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

Audit Committee Report

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board, or the Board, of Colony Credit Real Estate, Inc., a Maryland Corporation, or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the U.S. Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.clncredit.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by the Manager’s internal audit department with the assistance of Deloitte & Touche LLP for the 2018 year; and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee discussed with Ernst & Young LLP its independence from the Company and the Company’s management and Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:

Winston W. Wilson, Chairperson

Catherine D. Rice

Vernon B. Schwartz

John E. Westerfield

The report of the Audit Committee does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Independent Registered Public Account Firm’s Fees

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged EY as the Company’s independent registered public accounting firm for the year ended December 31, 2018. EY was initially appointed as the Company’s independent registered public accounting firm in June 2017 for the year ended December 31, 2017.

Aggregate fees billed and expected to be billed by EY for the fiscal years ended December 31, 2018 and 2017 were as follows (dollars in thousands):

TYPE OF FEE	2018	2017
Audit Fees(1)	$2,085,500	$150,000
Audit-Related Fee(2)	500,000	—
Tax Fee(3)	50,750	—
All Other Fees	—	—
Total	$2,636,250	$—

(1)

Fees for audit services for the fiscal years ended December 31, 2018 and 2017 include fees associated with the annual audits for such years, including the audit of the Company’s internal control over financial reporting, the quarterly review of the financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with the Company’s management on technical accounting and regulatory issues and services provided for assistance with and review of other regulatory filings. Audit services for 2017 were limited to the balance sheet of the Company established in 2017 and prior to the Mergers.

(2)	Fees incurred in connection with purchase price allocation testing related to the Combination (as defined below) and opening balance sheet procedures.
(3)

Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting related to REIT qualification, and general federal, state and foreign tax consulting.

All audit and audit-related services provided by EY in 2018 were pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE COMBINATION

On January 31, 2018, the Company completed the transactions contemplated by that certain Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Combination Agreement”), by and among (i) the Company, (ii) the Operating Partnership, (iii) Colony Capital Operating Company, LLC (“CLNY OP”), a Delaware limited liability company and the operating company of Colony Capital, (iv) NRF RED REIT Corp., a Maryland corporation and indirect subsidiary of CLNY OP (“RED REIT”), (v) NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), (vi) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (vii) NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), and (viii) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II (“NorthStar II OP”).

Pursuant to the Combination Agreement, (i) CLNY OP contributed and conveyed to the Company a select portfolio of assets and liabilities (the “CLNY Contributed Portfolio”) of CLNY OP (the “CLNY OP Contribution”), (ii) RED REIT contributed and conveyed to the OP a select portfolio of assets and liabilities of RED REIT (together with the CLNY OP Contribution, the “CLNY Contributions”), (iii) NorthStar I merged with and into the Company, with the Company surviving the merger (the “NorthStar I Merger”), (iv) NorthStar II merged with and into the Company, with the Company surviving the merger (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), and (v) immediately following the Mergers, the Company contributed and conveyed to the OP the CLNY Contributed Portfolio and the equity interests of each of NorthStar I OP and NorthStar II OP then-owned by the Company in exchange for units of membership interest in the OP (the “Company Contribution” and, collectively with the Mergers and the CLNY Contributions, the “Combination”).

RELATED PERSON TRANSACTION POLICY

On January 30, 2018, our Board adopted a written related person transaction policy setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions will be approved or ratified by the Audit Committee or a majority of the disinterested members of our Board. No investment by our Company will require approval solely because such investment constitutes a co-investment made by and between our Company or any of its subsidiaries, on the one hand, and one or more investment vehicles formed, sponsored or managed by Colony Capital, on the other hand. Prior to January 30, 2018, we did not have a related person transaction policy because the Company was newly formed, did not conduct any operations and had not yet put in place such a policy.

INDEMNIFICATION AGREEMENTS

On January 31, 2018, we entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or executive officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if

Certain Relationships and Related Transactions

it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the Board of Directors or an agreement approved by the Board of Directors.

MANAGEMENT AGREEMENT WITH OUR MANAGER

On January 31, 2018, the Company and the OP entered into a management agreement (the “Management Agreement”) with the Manager, pursuant to which the Manager manages the Company’s assets and its day-to-day operations. The Manager will be responsible for, among other matters, (1) the selection, origination, acquisition, management and sale of the Company’s portfolio investments, (2) the Company’s financing activities and (3) providing the Company with investment advisory services. The Manager is also responsible for the Company’s day-to-day operations and will perform (or will cause to be performed) such services and activities relating to the Company’s investments and business and affairs as may be appropriate. The Management Agreement requires the Manager to manage the Company’s business affairs in conformity with the investment guidelines and other policies that are approved and monitored by the Board. Each of the Company’s executive officers is also an employee of the Manager or its affiliates. The Manager’s role as Manager will be under the supervision and direction of the Company’s Board.

The initial term of the Management Agreement expires on the third anniversary of the closing of the Mergers and will be automatically renewed for a one-year term each anniversary date thereafter unless earlier terminated as described below. The Company’s independent directors review the Manager’s performance and the fees that may be payable to the Manager annually and, following the initial term, the Management Agreement may be terminated if there has been an affirmative vote of at least two-thirds of the Company’s independent directors determining that (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company or (2) the compensation payable to the Manager, in the form of base management fees and incentive fees taken as a whole, or the amount thereof, is not fair to the Company, subject to the Manager’s right to prevent such termination due to unfair fees by accepting reduced compensation as agreed to by at least two-thirds of the Company’s independent directors. The Company must provide the Manager 180 days’ prior written notice of any such termination.

The Company may also terminate the Management Agreement for cause (as defined in the Management Agreement) at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from the Company’s Board. Unless terminated for cause, the Manager will be paid a termination fee as described below. The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act with such termination deemed to occur immediately before such event, in which case the Company would not be required to pay a termination fee. The Manager may decline to renew the Management Agreement by providing the Company with 180 days’ prior written notice, in which case the Company would not be required to pay a termination fee. The Manager may also terminate the Management Agreement with at least 60 days’ prior written notice if the Company breaches the Management Agreement in any material respect or otherwise is unable to perform its obligations thereunder and the breach continues for a period of 30 days after written notice to the Company, in which case the Manager will be paid a termination fee as described below.

Fees to our Manager – Base Management Fee

The base management fee payable to the Manager is equal to 1.5% of the Company’s stockholders’ equity (as defined in the Management Agreement), per annum (0.375% per quarter), payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company’s stockholders’ equity means: (a) the sum of (1) the net proceeds received by the Company (or, without duplication, the Company’s direct subsidiaries, such as the OP) from all issuances of the Company’s or such subsidiaries’ common and preferred equity securities since inception (allocated on a pro rata basis for such issuances during the calendar quarter of any such issuance), plus (2) the Company’s cumulative core earnings (as defined in the Management Agreement) from and after the Closing Date to the end of the most recently completed calendar quarter, less (b)(1) any distributions to the Company’s common stockholders (or owners of common equity of the Company’s direct subsidiaries, such as the OP, other than the Company or any of such subsidiaries), (2) any amount that the Company or any of the Company’s direct subsidiaries, such as the OP, have paid to (x) repurchase for cash the Company’s common stock or common equity securities of such subsidiaries or (y) repurchase or redeem for cash the Company’s preferred equity securities

Certain Relationships and Related Transactions

or preferred equity securities of such subsidiaries, in each case since the Closing Date and (3) any incentive fee (as described below) paid to the Manager since the Closing Date.

For the year ended December 31, 2018, the total management fee expense incurred was $43.2 million. As of December 31, 2018 there was $11.5 million of unpaid management fee included in due to related party in the Company’s consolidated balance sheets.

Fees to our Manager – Incentive Fee

The incentive fee payable to the Manager is equal to the difference between (i) the product of (a) 20% and (b) the difference between (1) core earnings (as defined in the Management Agreement) for the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date), including the current quarter, and (2) the product of (A) common equity (as defined in the Management Agreement) in the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date), and (B) 7% per annum and (ii) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of the most recent 12-month period (or the Closing Date if it has been less than 12 months since the Closing Date), provided, however, that no incentive fee is payable with respect to any calendar quarter unless core earnings (as defined in the Management Agreement) is greater than zero for the most recently completed 12 calendar quarters (or the Closing Date if it has been less than 12 calendar quarters since the Closing Date).

The Company did not incur any incentive fees during the year ended December 31, 2018.

Reimbursement of Expenses

Reimbursement of expenses related to the Company incurred by the Manager, including legal, accounting, financial, due diligence and other services are paid on the Company’s behalf by the OP or its designee(s). The Company reimburses the Manager for the Company’s allocable share of the salaries and other compensation of the Company’s chief financial officer and certain of its affiliates’ non-investment personnel who spend all or a portion of their time managing the Company’s affairs, and the Company’s share of such costs are based upon the percentage of such time devoted by personnel of our Manager (or its affiliates) to the Company’s affairs. The Company may be required to pay the Company’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the Company’s operations, including direct costs incurred for the benefit of certain portfolio investments owned by the Company.

For the year ended December 31, 2018, the total reimbursements of expenses incurred by the Manager on behalf of the Company and reimbursable in accordance with the Management Agreement was $10.4 million.

Termination Fee

We will be required to pay a termination fee equal to three (3) times the sum of (x) the average annual base management fee and (y) the average annual incentive fee, in each case earned by our Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination. Additionally, upon termination of the Management Agreement for any reason, including for cause, we will be required to pay our Manager all accrued and unpaid fees and expense reimbursements earned prior to the date of termination.

Other Payables to our Manager

Other payables to the Manager include Combination related adjustments that consist of certain cash contributions from and distributions to Colony Capital or its subsidiaries on behalf of the CLNY Contributed Portfolio.

For the year ended December 31, 2018, the other payables to Manager was $6.9 million and the net liabilities assumed in the Combination was $6.4 million. Both of these were paid during the year ended December 31, 2018.

Equity-Based Compensation to Our Manager

For services provided by or on behalf of our Manager for the benefit of the Company, in furtherance of recommendations received from our Chief Executive Officer, our Manager and outside compensation consultant, the Compensation Committee approved grants of restricted common stock to the Manager (and/or its employees) pursuant to the CLNC Incentive Plan,

Certain Relationships and Related Transactions

including an aggregate of 620,063 shares in March 2019, and previously 855,452 shares in March 2018. In each instance, the Compensation Committee applied the principles set forth above in “Executive Compensation—Equity-Based Compensation” and our Manager evaluated the performance of, and thereafter granted such shares of restricted common stock to, certain employees of our Manager and its affiliates providing services for the benefit of our Manager and the Company. The restricted stock granted to and then by our Manager as described herein generally vest in three substantially equal installments on each of the first three anniversaries of the grant date.

STOCKHOLDERS AGREEMENT

In connection with the Combination, on January 31, 2018, the Company entered into a Stockholders Agreement with CLNY OP (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, until the later of the two year anniversary of the closing of the Combination and the second annual meeting of stockholders of the Company, CLNY OP will cause its shares of common stock to be present for purposes of establishing a quorum of the stockholders at any meeting of stockholders of the Company and to cause its shares of common stock to be voted in favor of the director nominees recommended by the Board in the Company’s definitive proxy statement on Schedule 14A. The Stockholders Agreement also provides that, until the later of the two year anniversary of the closing of the Combination and the second annual meeting of stockholders of the Company, CLNY OP will not, and will cause its affiliates not to (each solely in its capacity as a Company stockholder), take any action to change the composition of the Board in a manner that results in the Board being comprised of less than a majority of independent directors.

REGISTRATION RIGHTS AGREEMENT

In connection with the closing of the Combination, on January 31, 2018, the Company entered into a registration rights agreement with CLNY OP and RED REIT (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, subject to certain exceptions, the Company will be required to use commercially reasonable efforts to file one or more registration statements within 13 months following the consummation of the Combination that (i) register for resale the Class A common stock issued in the Combination and the Class A common stock issued upon the conversion of the Class B-3 common stock and (ii) register the issuance or resale of the Class A common stock issued upon redemption of the OP Units issued in the Combination. Further, pursuant to the Registration Rights Agreement, at the request of a holder, the Company must use commercially reasonable efforts to effect the sale of all or part of the registrable securities through an underwritten public offering under the applicable registration statement; provided, however, that such holders may not exercise such registration rights more than once in any consecutive 120-day period.

Pursuant to the Registration Rights Agreement, CLNY OP and RED REIT are also entitled to receive notice of any proposed underwritten public offering for the Company’s own account or for another security holder. Such holders may request in writing within five business days following receipt of such notice to participate in any underwritten public offering; provided that if the number of shares of common stock as to which registration has been demanded exceeds the maximum number of shares that can be sold in such offering without adversely affecting its success, the shares of common stock requested by CLNY OP or RED REIT may be cutback from such underwritten public offering.

The Company is required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the holders. The Company also is required to indemnify each holder who includes registrable securities in any registration and any person who is or might be deemed a controlling person of such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities incurred in connection with the registration of such holder’s registrable securities.

The registration rights described above will terminate as to any stockholder at such time as all of such stockholder’s securities could be sold in a single calendar quarter without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

TRADEMARK LICENSE AGREEMENT

On January 31, 2018, a subsidiary of our Company entered into license agreements with each of CLNY OP and Colony Capital, pursuant to which CLNY OP and Colony Capital granted us a non-exclusive, royalty-free license to use the name and trademark “Colony”, and the logo for Colony Capital.

Certain Relationships and Related Transactions

Each license agreement provides CLNY OP or Colony Capital, as applicable, with the right to terminate the applicable license agreement in the event that: (1) our Company becomes insolvent or admits its inability to pay its debts; (2) our Company becomes subject to any bankruptcy or insolvency proceeding; (3) our Company is dissolved or liquidated or takes any corporate action for such purpose; (4) our Company makes a general assignment for the benefit of creditors; (5) our Company has an agent appointed by a court to take charge of or sell any material portion of its property or business; or (6) any lawsuit or proceeding is commenced (or claim threatened) relating to the relevant marks or the relevant trademark license agreement. The license agreement automatically terminates (i) upon a change of control of our Company without the consent of CLNY OP or Colony Capital, as applicable, or (ii) in the event the Manager or one of its affiliates ceases to be the external manager of the Company for any reason. CLNY OP and Colony Capital also have the right to terminate the applicable license agreement without cause upon 120 days’ prior written notice.

INVESTMENT ACTIVITY

All investment acquisitions are approved in accordance with the Company’s investment and related party guidelines, which may include approval by either the Audit Committee or disinterested members of the Company’s Board. No investment by the Company will require approval under the related party transaction policy solely because such investment constitutes a co-investment made by and between the Company and any of its subsidiaries, on the one hand, and one or more investment vehicles formed, sponsored, or managed by an affiliate of the Manager on the other hand.

In November 2016, NorthStar II entered into a $284.2 million securitization financing transaction (“Securitization 2016-1”). Securitization 2016-1 was collateralized by a pool of 10 CRE debt investments with a committed aggregate principal balance of $254.7 million primarily originated by NorthStar II and three senior participations with a committed aggregate principal balance of $29.5 million originated by NorthStar I. An affiliate of the Manager was appointed special servicer of Securitization 2016-1. The transaction was approved by the NorthStar II’s board of directors, including all of its independent directors. Securitization 2016-1 was assumed by the Company in connection with the Combination.

In July 2017, NorthStar II entered into a joint venture with an affiliate of the Manager to make a $60.0 million investment in a $180.0 million mezzanine loan which was originated by such affiliate of the Manager. The transaction was approved by NorthStar II’s board of directors, including all of its independent directors. The investment was purchased by the Company in connection with the Combination. In June 2018, the Company increased its commitment to $101.8 million in connection with the joint venture bifurcating the mezzanine loan into a mezzanine loan and a preferred equity investment. As of December 31, 2018, the Company had an unfunded commitment of $18.4 million remaining. The Company’s interest in both the underlying mezzanine loan and preferred equity investment is 31.8%, and the affiliate entities own the remaining 68.2%. Both the underlying mezzanine loan and preferred equity investment carry a fixed 12.9% interest rate. This investment is recorded in investments in unconsolidated ventures in the Company’s consolidated balance sheets.

In May 2018, the Company acquired an $89.1 million (at par) preferred equity investment in an investment vehicle that owns a seven-property office portfolio located in the New York metropolitan area from an affiliate of the Company’s Manager. The affiliate has a 27.2% ownership interest in the borrower. The preferred equity investment carries a fixed 12.0% interest rate. This investment is recorded in loans and preferred equity held for investment, net in the Company’s consolidated balance sheets.

In July 2018, the Company acquired a $326.8 million Class A office campus located in Norway from an affiliate of the Company’s Manager. In connection with the purchase, the Company assumed senior mortgage financing from a private bond issuance of $197.7 million. The bonds have a seven-year term remaining, and carry a fixed interest rate of 3.91%.

In July 2018, the Company entered into a joint venture to invest in a development project for land and a Grade A office building in Ireland. The Company agreed to invest up to $69.9 million of the $139.7 million total commitment. The Company co-invested along with two affiliates of the Manager, with the Company owning 50.0% of the joint venture and the affiliate entities owning the remaining 50.0%. The joint venture invested in a senior mortgage loan of $66.7 million with a fixed interest rate of 12.5% and a maturity date of 3.5 years from origination and common equity.

In October 2018, the Company entered into a joint venture to invest in a mixed-use development project in Ireland. The Company agreed to invest up to $162.4 million of the $266.5 million total commitment. The Company co-invested along with two affiliates of the Manager, with the Company owning 61.0% of the joint venture and the affiliate entities owning the

Certain Relationships and Related Transactions

remaining 39.0%. The joint venture will invest in a senior mortgage loan with a fixed interest rate of 15.0% and a maturity date of 2.0 years from origination.

In October 2018, the Company acquired a $20.0 million mezzanine loan from an affiliate of the Company’s Manager, secured by a pledge of an ownership interest in a luxury condominium development project located in New York, NY. The loan bears interest at 9.5% plus LIBOR.

Other Matters

OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2020 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before November 28, 2019.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022 at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of March 27, 2019, between October 29, 2019 and 5:00 p.m., Eastern Time, on November 29, 2019).

STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022. Director recommendations submitted by stockholders must include, among other things, the following:

•	the name, age and business address of the individual(s) recommended for nomination;
•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;
•

whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and

•

all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended December 31, 2018 is being provided with these proxy materials to stockholders entitled to vote at the Annual Meeting. In addition, a copy of our Annual Report will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Colony Credit Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022, Attn: General Counsel.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.astfinancial.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold

Other Matters

shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717.

WHERE YOU CAN FIND MORE INFORMATION

We make available free of charge through our website at www.clncredit.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

590 Madison Avenue, 34th Floor

New York, New York 10022

www.clncredit.com

0

COLONY CREDIT REAL ESTATE, INC.

Proxy for Annual Meeting of Stockholders on May 2, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Neale W. Redington and David A. Palamé, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Colony Credit Real Estate, Inc., to be held May 2, 2019 at 8:30 A.M. ET, at Bank of America Conference Center, 114 West 47th Street, 1st Floor, New York, New York 10036, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

COLONY CREDIT REAL ESTATE, INC.

May 2, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2019.

The Notice of Meeting, Proxy Statement and Proxy Card are available at

http://www.astproxyportal.com/ast/CLNC

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333043000000 0 050219

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1,
EVERY YEAR VOTE ON PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE					☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3, AND EVERY YEAR ON PROPOSAL 2.		1. To elect seven directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2020 annual meeting of stockholders.		FOR	AGAINST	ABSTAIN

		Richard B. Saltzman		☐	☐	☐

		Catherine D. Rice		☐	☐	☐

		Vernon B. Schwartz		☐	☐	☐

		John E. Westerfield		☐	☐	☐

		Winston W. Wilson		☐	☐	☐

		Darren J. Tangen		☐	☐	☐

		Kevin P. Traenkle		☐	☐	☐

			Every year	Every 2 years	Every 3 years	ABSTAIN
		2. To recommend the frequency of future stockholder votes on “Say on Pay” proposals.	☐	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		3. Ratification of the appointment of Ernst & Young LLP as independent public auditor for the fiscal year ending December 31, 2019.		☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.